                                FIRST AMENDMENT

                                       TO

                               PURCHASE AGREEMENT

         First Amendment to Purchase Agreement dated effective as of March 31, 1996 (the "Amendment"), among WATERMARC FOOD MANAGEMENT CO., a Texas corporation formerly known as Billy Blues Food Corporation (the "Company"), and the persons listed in Schedule 1 hereto (the "Purchasers");

                                  WITNESSETH:

         Whereas, the Company and the Purchasers are parties to a Purchase Agreement dated as of December 19, 1994 (the "Purchase Agreement"), pursuant to which the Company issued and the Purchasers purchased 60 investment units (the "Units") each consisting of (a) $50,000 of the Company's 12% Subordinated Notes due March 31, 1996 (the "Notes") and (b) warrants (the "Warrants") evidencing the right to purchase 22,222 shares of Common Stock, $.05 par value (the "Company Common Stock"), of the Company, at $2.25 per share; and

         Whereas, the Company has requested that the Purchasers agree to extend the maturity date of the Notes until July 31, 1997; and

         Whereas, the Purchasers are willing to extend the maturity date of the Notes upon the terms and subject to the conditions set forth herein;

         Now, therefore, in consideration of the foregoing premises, the following mutual agreement, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchasers agree to amend the Purchase Agreement as follows:

         1. Definitions. Capitalized terms used herein shall have the meaning assigned to them in the Purchase Agreement unless otherwise defined herein or the context otherwise requires.

         2. Amendments to the Purchase Agreement. The Purchase Agreement is hereby amended as follows:

         (a)     Section 1 of the Purchase Agreement is hereby amended by:

                 (i) deleting the words "March 31, 1996" and substituting in place thereof the words "July 31, 1997" and

                 (ii) deleting reference to "$2.25" and substituting in place thereof "$1.00."

         (b) Section 7 of the Purchase Agreement is hereby amended by inserting the following new Sections 7.11, 7.11, and 7.12 immediately after
Section 7.10:

                 7.11 SECURITY AGREEMENT. The Company shall execute and deliver to the Purchasers a Security Agreement substantially in the form attached hereto as Exhibit D pursuant to which the Company will grant the Purchasers a security interest in 100% of the outstanding securities of Marco's Mexican Restaurants, Inc., a Texas corporation ("Marco's"), and its rights to the name "Marco's" and any variations thereof, the trademark covered by Registration No. 1631944 issued on January 15, 1991, on the mark "Marco's", and all proceeds thereof.

                7.12 LIMITATION ON LIENS. The Company will not (and will not permit Marco's to), directly or indirectly, create, incur, assume, or permit to exist any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) (collectively, referred to as "Liens") on or with respect to the capital stock of, or any property or asset (including any document or instrument in respect of goods or accounts receivable) of Marco's, now owned or any income or profits therefrom, except for Liens created in the ordinary course of business to secure borrowings incurred in connection with the Company's continued development of its business.

                7.13 LIMITATION ON PAYMENT OF DISTRIBUTIONS BY MARCO'S. The Company will not (and will not permit Marco's to) and Marco's will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations, or securities on account of any shares of any class of capital stock of Marco's, or purchase, redeem, or otherwise acquire for value (or permit Marco's to do so) any shares of any class of capital stock of Marco's or any warrants, rights, or options to acquire any such shares, now or hereafter outstanding, except that Marco's may declare and make any dividend payment or other distribution payable in common stock of Marco's.

                7.14 LIMITATION ON INVESTMENTS, LOANS, ETC. BY MARCO'S. Marco's shall not (and the Company shall not permit Marco's to) make any expenditure or incur any liabilities (contingent or otherwise)
         (i) for the acquisition of stock or indebtedness of any other Person,
         (ii) for loans, advances, capital contributions, or transfers of property to any other Person, or (iii) in respect of any guaranties (or other commitments) or obligations of, any other Person, including without limitation the Company, other than intercompany transfers between Marco's and the Company, provided that such transfers are made in the ordinary course of business of Marco's and the Company in accordance with their past practice.

         3. Amendments to the Notes. Each of the Notes is hereby amended by deleting the words "March 31, 1996" wherever they may appear and substituting in place thereof the words "July 31, 1997."

         4. Amendments to the Warrants. Each of the Warrants is hereby amended by deleting the number "$2.25" in the first paragraph and substituting in place thereof the number "$1.00."

         5. Representations and Warranties. The Company represents and warrants as follows:

                 (a) The execution, delivery and performance of this Amendment and the Purchase Agreement, as modified by this Amendment, and the transactions contemplated hereby and thereby (i) are within the corporate authority of the Company, (ii) have been authorized by all necessary corporate proceedings on the part of the Company, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule, or regulation to which the Company is subject or any judgment, order, writ, injunction, license, or permit applicable to the Company, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Company or any agreement or other instrument binding upon the Company.

                 (b) The execution, delivery, and performance of this Amendment and the Purchase Agreement, as modified by this Amendment, will result in valid and legally binding obligations of the Company enforceable against it in accordance with the respective terms and provisions hereof and thereof.

                 (c) The execution, delivery, and performance of this Amendment and the Purchase Agreement, as modified by this Amendment, and the consummation by the Company of the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority.

         6. Ratification. Except as expressly amended hereby, the Purchase Agreement, the Notes, and the Warrants are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the Purchase Agreement shall hereafter be read and construed together as a single document, and all references to the Purchase Agreement or any agreement or instrument related to the Purchase Agreement shall hereafter refer to the Purchase Agreement as amended by this Amendment. This ratification and amendment is made effective as of March 31, 1996, and the Purchasers agree that, as amended, the Notes are not in default and, if due to timing factors a default in the Notes existed for a temporary period, such default is waived and/or cured by this Amendment.

         7. Notation on Notes and Warrants. Promptly following execution of this Amendment and in any event within 30 days thereof, each holder of a Note and/or a Warrant agrees to deliver such Note and/or Warrant to the Company so that the amendments effected by this Amendment may be noted thereon.

         8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.

         9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas (without reference to conflict of laws).

         10. Execution by Marco's. Marco's has executed this Amendment to evidence its agreement comply with the covenant's contained in Sections 7.13 and 7.14 of the Purchase Agreement.

         In witness whereof, the Company and the Purchasers have executed this Amendment effective as of the date first above written.

                                  WATERMARC FOOD MANAGEMENT CO.

                                  By: /s/ ANGELO PITILLO
                                     ------------------------------------------
                                     Name: Angelo Pitillo
                                     ------------------------------------------
                                     Title: President & Chief Operating Officer
                                     ------------------------------------------


                                  MARCO'S MEXICAN RESTAURANTS, INC.

                                  By: /s/ GHULAM BOMBAYWALA
                                     ------------------------------------------
                                     Name:   Ghulam Bombaywala
                                     ------------------------------------------
                                     Title: Chief Executive Officer
                                     ------------------------------------------

                                        ----------------------------------------
                                        Don A. Sanders

                                        ----------------------------------------
                                        Ghulam M. Bombaywala

                                        ----------------------------------------

                                        Atlantis Software Company Employee
                                        Profit Sharing Plan

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                        ----------------------------------------
                                        Philip M. Mount

                                        ----------------------------------------
                                        John I. Mundy

                                        ----------------------------------------
                                        Katherine U. Sanders

                                        ----------------------------------------
                                        Ben T. Morris

                                        ----------------------------------------
                                        Quinlan Quiros Schnitzer

                                        ----------------------------------------
                                        Neil Lande, Custodian for Lynne Lande,
                                                  Stephen Lande, Sara Lande,
                                                  and Caroline Lande

                                        ----------------------------------------
                                        John E. Drury

                                        ----------------------------------------
                                        Geroge L. Ball

                                        ----------------------------------------
                                        John M. O'Quinn

                                        ----------------------------------------

                                        J-All Partnership

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                        ----------------------------------------
                                        Nolan Ryan

                                        ----------------------------------------
                                        Roger P. Lindstedt

                                        ----------------------------------------
                                        Ray C. Childress

                                        ----------------------------------------
                                        Kara S. Childress

                                        ----------------------------------------
                                        Morton A. Cohn

                                        ----------------------------------------
                                        Michael S. Chadwick

                                                                       EXHIBIT D

                               SECURITY AGREEMENT

         SECURITY AGREEMENT dated as of May 20, 1996, among WATERMARC FOOD MANAGEMENT CO., a Texas corporation ("Debtor"), the owner of all of the capital stock of MARCO'S MEXICAN RESTAURANTS, INC., a Texas corporation (the "Company"), and the persons identified on Exhibit A hereto (collectively, "Secured Party").

                                    RECITALS

         A. Secured Party has loaned $3,000,000 to Debtor pursuant to the Purchase Agreement dated as of December 19, 1994, by and between Debtor and Secured Party (the "Original Purchase Agreement").

         B. Secured Party and Debtor have this date entered into a First Amendment to Purchase Agreement (the "First Amendment"), under which, among other things, Secured Party has agreed to waive all defaults, if any, occurring on or before the date of the First Amendment and to extend the maturity date of the Notes (as defined in the Original Purchase Agreement), in consideration for which Debtor has agreed to pledge the capital stock in the Company as security therefor and to grant Secured Party a security interest in all of the Debtor's rights to the name "Marco's" and Trademark No. 1631944 issued on January 15, 1991, on the mark "Marco's" (the Original Purchase Agreement, as amended by the First Amendment, is hereafter referred to as the "Purchase Agreement").

         C. Debtor is the record and beneficial owner of the issued and outstanding shares of capital stock issued by the Company described in Schedule I (being hereinafter referred to as the "Pledged Shares").

                                   AGREEMENT

         In consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

         1. Definitions. The following terms shall have (unless otherwise provided elsewhere in this Security Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

         "Agreement" shall mean this Security Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

         "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Texas.

         "Code" shall mean the Texas Uniform Commercial Code as in effect from time to time.

         "Collateral" shall mean the Pledged Collateral and the Mark
Collateral.

         "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

         "Event of Default" shall have the meaning assigned to it in the Purchase Agreement.

         "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

         "Loan Documents" shall mean this Agreement, the Purchase Agreement, those other ancillary agreements as to which Secured Party, the Company or the Debtor is a party or a beneficiary, and all other agreements, instruments, documents and certificates, including, without limitation, pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of Debtor and delivered to Secured Party, in connection with this Agreement or the transactions contemplated hereby.

         "Mark Collateral" shall have the meaning assigned to such term on
Section 3 hereof.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Pledged Collateral" shall have the meaning assigned to such term in
Section 2 hereof.

         "Purchase Agreement" shall have the meaning set forth in the recitals.

         "Secured Obligations" shall have the meaning assigned to such term in
Section 3 hereof.

         2. Pledge. Debtor hereby pledges, assigns, hypothecates, transfers and delivers all the Pledged Shares owned by it and hereby grants to Secured Party a first priority lien on, and security interest in, and agrees to accept any interest in the Pledged Shares that is received by it as Secured Party's agent and to hold the same in trust on behalf of and for the ratable benefit of Secured Party and to deliver the same forthwith to Secured Party in the exact form received, with the endorsement of Debtor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by Secured Party, subject to the terms hereof, all of the following (herein, the "Pledged Collateral"):

                 (a) The Pledged Shares and the certificates representing the Pledged Shares (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), options or rights, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

                 (b) All additional shares of stock (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), options or rights of the issuer of the Pledged Shares from time to time acquired by Debtor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of, in exchange for, as an addition to, or in substitution of any or all of such shares.

         3. Security Interest. Debtor hereby grants to Secured Party a security interest in (and hereby pledges and assigns as applicable) and agrees that Secured Party shall continue to have a security interest in (and a pledge and assignment as applicable) all of Debtor's right, title and interest in the right to use the name "Marco's" and Trademark No. 1631944 issued on January 15, 1991, on the mark "Marco's" and any accessions, additions and attachments thereto and the proceeds and products thereof, including without limitation, all cash, general intangibles, accounts, inventory, equipment, fixtures, notes, drafts, acceptances, securities, instruments, chattel paper, or other property, benefits or rights arising therefrom, or other proceeds of any sale or other disposition of such property (herein the "Mark Collateral").

         4. Security for Obligations. This Agreement secures, and the Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, of the unpaid principal of and interest on any promissory notes issued to evidence loans made and to be made by Secured Party to Debtor pursuant to the Purchase Agreement; and performance of the obligations, whether for principal, premium, interest, fees, costs and expenses, and all obligations of Debtor now or hereafter existing under the Purchase Agreement or of Debtor now existing or hereafter arising under this Agreement (collectively, the "Secured Obligations").

         5. Delivery of Pledged Collateral. All certificates representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party shall have the right, at any time in its discretion and without notice to Debtor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Shares. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

         6. Representation and Warranties. Debtor represents and warrants to Secured Party that:

                 (a) Debtor is, and at the time of delivery of the Pledged Shares to Secured Party pursuant to Section 4 hereof, the legal holder of record and the sole beneficial owner of the Pledged Shares and has good and marketable title to the Pledged Shares free and clear of any Lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except for the Lien created by this Agreement.

                 (b) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable.

                 (c) Debtor has the full power, authority and legal right to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by Debtor to Secured Party as provided herein.

                 (d) None of the Pledged Shares has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

                 (e) The Pledged Shares constitute one hundred percent (100%) of the issued and outstanding shares of stock of the Company,

                 (f) No consent, approval, authorization or other order of any Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Debtor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Debtor or (ii) for the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

                 (g) Except for the security interest (and pledges and assignments as applicable) granted hereby, Debtor is, and as to any property acquired after the date hereof which is included within the Collateral, Debtor will be, the owner of all such Collateral free and clear from all charges, liens, security interests, adverse claims and encumbrances of any and every nature whatsoever.

                 (h) There is no financing statement or similar filing now on file in any public office covering any part of the Collateral, and Debtor will not execute and there will not be on file in any public office any financing statement or similar filing except the financing statements filed or to be filed in favor of Secured Party.

                 (i) All information furnished to Secured Party concerning Debtor, the Collateral and the Secured Obligations, or otherwise for the purpose of obtaining or maintaining credit, is or will be at the time the same is furnished, accurate and complete in all material respects.

                 (j) The pledge, assignment and delivery of the Collateral pursuant to this Agreement will create a valid first priority lien on and a first priority perfected security interest in the Collateral pledged by Debtor, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of Debtor which would include the Collateral, securing the payment of the Secured Obligations.

                 (k) This Agreement has been duly authorized, executed and delivered by Debtor and constitutes a legal, valid and binding obligation of Debtor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

         The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

         7. Covenants. Debtor, with respect to the Pledged Collateral held in his or its name, covenants and agrees that until the Notes are paid in full and the Secured Obligations are satisfied:

                 (a) Without the prior written consent of Secured Party, Debtor agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral or any interest therein except for the Lien provided by this Agreement. Without the prior written consent of Secured Party, Debtor agrees that it will not vote to enable and will not otherwise permit the Company to, issue any stock or other securities of any nature in addition to or in exchange or substitution for such Pledged Shares.

                 (b) Debtor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such action as Secured Party from time to time may request in order to ensure to Secured Party the benefits of the Lien in and to the Collateral intended to be created by this Agreement.

                 (c) Debtor has and will defend the title to the Collateral and the Liens of Secured Party thereon against the claim of any Person and will maintain and preserve such Liens. Debtor covenants and agrees that it will have like title to and right to pledge any other property which at any time hereafter may be pledged to Secured Party as Pledged Collateral hereunder and will likewise defend Secured Party's right thereto and security interest therein.

                 (d) Debtor shall promptly pay when due all taxes, assessments, license fees, registration fees, and governmental charges levied or assessed against Debtor or with respect to the Collateral or any part thereof.

                 (e) Debtor agrees not to suffer or permit any charge, lien, security interest, adverse claim or encumbrance of any and every nature whatsoever against the Collateral or any part thereof, except for the Liens.

                 (f) Except as otherwise provided in this Agreement with respect to inventory, and except in the ordinary course of business with respect to other Collateral, Debtor shall not, without the prior written consent of Secured Party, sell, assign, transfer, lease, charter, encumber, hypothecate or dispose of the Collateral, or any part thereof, or interest therein, or offer to do any of the foregoing.

                 (g) Debtor shall promptly notify Secured Party in writing of any change in the name, identity or structure of Debtor, any charge, lien, security interest, claim or encumbrance asserted against the Collateral, any theft, loss, injury or similar incident involving the Collateral, and any other material matter or litigation adversely affecting Debtor or the Collateral. Debtor shall furnish such other reports, information and data regarding Debtor's financial condition and operations, the Collateral and such other matters as Secured Party may reasonably request from time to time.

                 (h) Debtor agrees to execute and deliver such financing statement or statements, or amendments thereof or supplements thereto, or other documents as Secured Party may from time to time require in order to comply with the Code (or other applicable state law of the jurisdiction where any of the Collateral is located) and to preserve and protect the Secured Party's rights to the Collateral.

                 (i) Secured Party, at its option, whether before or after default, but without any obligation whatsoever to do so, may (a) discharge taxes, claims, charges, liens, security interests, assessments or other encumbrances of any and every nature whatsoever at any time levied, placed upon or asserted against the Collateral, (b) place and pay for insurance on the Collateral, including insurance that only protects Secured Party's interest,
(c) pay for the repair,
improvement, testing, maintenance and preservation of the Collateral, (d) pay any filing, recording, registration, licensing or certification fees or other fees and charges related to the Collateral, or (e) take any other action to preserve and protect the Collateral and Secured Party's rights and remedies under this Agreement as Secured Party may deem necessary or appropriate. Debtor agrees that Secured Party shall have no duty or obligation whatsoever to take any of the foregoing action. Debtor agrees to promptly reimburse Secured Party upon demand for any payment made or any expense incurred by the Secured Party pursuant to this authorization. These payments and expenditures, together with interest thereon from date incurred until paid by Debtor at the maximum contract rate allowed under applicable laws, which Debtor agrees to pay, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

                 (j) Debtor shall do, make, procure, execute and deliver all such additional and further acts, things, deeds, interests and assurances as Secured Party may require from time to time to protect, assure and enforce Secured Party's rights and remedies.

         8. Debtor's Rights. As long as no Default or Event of Default under this Agreement, the Notes, the Purchase Agreement or any other agreement executed to evidence and/or secure the Secured Obligations (the "Other Agreements"), shall have occurred and be continuing and until written notice shall be given to Debtor in accordance with Section 9(a) hereof:

                 (a) Debtor shall have the right, from time to time, to vote and give consents, ratifications and waivers with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Purchase Agreement, and any Other Agreement; provided, however, that no vote shall be cast, and no consent, ratification, or waiver shall be given or action taken, which would have the effect of materially impairing the position or interest of Secured Party in respect of the Pledged Collateral, be inconsistent with or violate any provision of this Agreement, the Purchase Agreement, or the Other Agreements;

                 (b) (i) Debtor shall be entitled, from time to time, to collect and receive for its own use all cash dividends paid in respect of the Pledged Shares to the extent not in violation of this Agreement, the Purchase Agreement, or the Other Agreements, other than any and all (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in redemption of or exchange for, any Pledged Collateral, (B) distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or reorganization of the Company,
         (C) cash paid, or payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, in addition, until actually paid all rights to such dividends shall remain subject to the Lien created by this Agreement; and

                 (ii) all dividends (other than such cash dividends as are permitted to be paid to Debtor in accordance with clause (i) above) and all other distributions in respect of the Pledged Collateral, whenever paid or made, shall be delivered to Secured Party to hold as Pledged Collateral and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor, and be forthwith delivered to Secured Party as Pledged Collateral as additional Collateral for the Secured Obligations in the form so received (with any necessary endorsement).

         9. Defaults and Remedies. Upon the occurrence of an Event of Default and during the continuation of such Event of Default, then or at any time after such declaration (provided that such declaration is not rescinded by the Secured Party), without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Debtor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), Secured Party (personally or through an agent) is hereby authorized and empowered subject to the approval of any governmental authority (to the extent such consent or approval of any governmental authority is required), to

         (a) Transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise the voting rights with respect thereto, to collect and receive all cash dividends and other distributions made thereon, and to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Shares as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such shares or upon the exercise by any such issuer or Secured Party of any right, privilege or option pertaining to any shares of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer agent, registrar other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

         (b) Collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of Secured Party's offices or elsewhere in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice Debtor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Collateral and to otherwise act with respect to the Collateral as though Secured Party was the outright owner thereof, Debtor hereby irrevocably constituting and appointing Secured Party as the proxy and attorney-in-fact of Debtor, with full power of substitution to do so;

provided, however, Secured Party shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made either for cash or upon credit or for future delivery without assumption of any credit risk at such price as Secured Party may deem fair, and such terms and conditions as Secured Party may deem advisable and Secured Party may be the purchaser of the whole or any part of the Collateral so sold and hold the same thereafter in its own right free from any claim of Debtor or any right or equity of redemption in Debtor, which right or equity is hereby expressly waived and released. Each sale shall be made to the highest bidder, but Secured Party reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

         (c) If, at the original time or times appointed for the sale of the whole or any part of the Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Secured Party, in its discretion, the unlikelihood of the proceeds of the sales of the whole of the Collateral being sufficient to discharge all the Secured Obligations, Secured Party may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days' notice to Debtor.

         (d) In the event of any sales hereunder, Secured Party shall pay over the proceeds of any such collection, recovery, receipt, appropriation, realization or sale in accordance with Section 10 of this Agreement.

         (e) In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, Secured Party shall have all the rights and remedies of a secured party under the Code.

         (f) Debtor agrees that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder, and Debtor waives the benefit of all such laws to the extent it lawfully may do so. Debtor agrees that it will not interfere with any right, power and remedy of Secured Party provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Secured Party of any one or more of such rights, powers or remedies. No failure or delay on the part of Secured Party to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Debtor by Secured Party with respect to any such remedies shall operate as a waiver thereof, or limit or impair Secured Party's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Debtor in any respect.

         (g) Debtor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 9 shall be specifically enforceable against Debtor, and Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations. Debtor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Secured Party by reason of a breach of any of such covenants and, consequently, agrees that, if Secured Party shall sue for damages for breach, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Collateral pledged by Debtor on the date Secured Party shall demand compliance with this Section 9.

         (h) If, at any time when Secured Party shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (the "Act"), Secured Party may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable, but subject to the other requirements of this
Section 9, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event Secured Party in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 9, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 9, then Secured Party shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about the Debtor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as Secured Party may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

         (i) Debtor recognizes that Secured Party may be unable to effect a public sale of any or all the Pledged Shares by reason of certain prohibitions contained in the Act and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group or purchasers who will be obliged to agree, among other things to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Secured Party than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Secured Party shall be under no obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Act, or under applicable state securities laws, even if the issuer would agree to do so.

         (j) Debtor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of any portion or all of the Pledged Shares owned by it valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at Debtor's expense.

         (k) Debtor shall be liable for and agrees to pay the reasonable expenses incurred by Secured Party in enforcing its rights and remedies, in retaking, holding, testing, repairing, improving, selling, leasing or disposing of the Collateral, or like expenses, including, without limitation, attorneys' fees and legal expenses incurred by Secured Party. These expenses, together with interest thereon from the date incurred until paid by Debtor at the maximum contract rate allowed under applicable laws, which Debtor agrees to pay, shall constitute additional Secured Obligations and shall be secured by and entitled to the benefits of this Agreement.

         (l) The rights and remedies of Secured Party are cumulative and the exercise of any one or more of the rights or remedies shall not be deemed an election of rights or remedies or a waiver of any other right or remedy. Secured Party may remedy any default and may waive any default without waiving the default remedied or without waiving any other prior or subsequent default.

         10. Application of Proceeds. Any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, liquidation of, or other realization upon all or any part of the Collateral shall be applied by Secured Party as follows:

         (a) First, to the payment of the costs and expenses of such sale, including (i) reasonable compensation to the Secured Party and its agents and counsel, and (ii) all expenses, liabilities and advances made or incurred by Secured Party in connection therewith including those incurred for care, safekeeping, collection, sale, delivery or otherwise of the Collateral.

         (b) Next, to the payment of the Secured Obligations in such order as Secured Party may elect.

         (c) Finally, after payment in full of all Secured Obligations, payment to the Debtor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         11. Waiver. No delay on Secured Party's part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Debtor by Secured Party with respect to any power of sale, Lien, option or other right hereunder shall constitute a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege constitute a waiver thereof; or limit or impair Secured Party's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Secured Party's rights as against Debtor in any respect. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

         12. Assignment and Amendment. Secured Party may assign, endorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Purchase Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Secured Party and Debtor.

         13. Termination. Immediately following the payment of all Secured Obligations, Secured Party shall deliver to Debtor the Pledged Collateral pledged by Debtor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Lien hereof and, except as otherwise provided herein, all of Debtor's obligations hereunder shall at such time terminate.

         14. Lien Absolute. All rights of Secured Party hereunder, and all obligations of the Debtor hereunder, shall be absolute and unconditional irrespective of:

         (a) Any lack of validity or enforceability of the Purchase Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations.

         (b) Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Purchase Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations.

         (c) Any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations.

         (d) Any other circumstance which might otherwise constitute a defense available to, or a discharge of, Debtor.

         15. Indemnification. Debtor severally agrees to indemnify and hold Secured Party harmless from and against any taxes, liabilities, claims and damages, including reasonable attorney's fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by Secured Party, in good faith, in respect of any transaction effected under this Agreement or in connection with the Lien provided for herein, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Pledged Collateral as provided herein. Debtor severally agrees to be liable for payment to Secured Party of all Secured Party's out-of-pocket costs and expenses incurred in connection with this Agreement after the date hereof and all reasonable fees, expenses and disbursements, including registration costs under the Act (or similar statute) and the reasonable fees of Secured Party's agents or representatives, incurred in connection with this Agreement and the performance by Secured Party of the provisions of this Agreement and of any transactions effected in connection with this Agreement. The obligations of the Debtor under this Section 15 shall survive the termination of this Agreement. Notwithstanding any other provision of this paragraph, or any other paragraph of this Agreement, if Debtor tenders his Pledged Collateral to Secured Party pursuant to the terms of this Agreement, but is prevented from tendering the Pledged Collateral to Secured Party by virtue of the actions of any Person other than Debtor, or any Person controlled or in common control with Debtor, then Debtor shall only be liable for delivery of good, valid and marketable title to all of the Pledged Collateral immediately upon legally being permitted to do so, and in such case shall not be liable for any costs, arising from Debtor's obligation to indemnify Secured Party as discussed in this Section 15.

         16. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Debtor for liquidation or reorganization, should Debtor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Debtor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the

Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         17. Miscellaneous. (a) Secured Party may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

         (b) Neither Secured Party nor any of its officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willfull misconduct.

         (c) This Agreement shall be binding upon Debtor and its successors and assigns, and shall inure to the benefit of, and be enforceable by, Secured Party and its successors and assigns, and shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of Texas without giving effect to principles of choice of law, and none of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing, signed by Secured Party, duly signed for and on behalf of Secured Party and the Debtors and then only to the extent therein set forth.

         (d) Notwithstanding any provision to the contrary herein, or in any of the documents evidencing the Secured Obligations or otherwise relating thereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable usury laws. If any such excessive interest is so provided for, then in such event (i) the provisions of this paragraph shall govern and control, (ii) neither Debtor nor its successors or assigns or any other party liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that is in excess of the maximum amount permitted by law, (iii) any such excess interest that may have been collected shall be, at the option of the holder of the instrument evidencing the Secured Obligations, either applied as a credit against the then unpaid principal amount thereof or refunded to the maker thereof, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate under applicable usury laws as now or hereafter construed by the courts having jurisdiction.

         (e) Any carbon, photographic or other reproduction of any financing statement signed by Debtor is sufficient as a financing statement for all purposes, including without limitation, filing in any state as may be permitted by the provisions of the Uniform Commercial Code of such state.

         18. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law in any jurisdiction, such invalidity in any jurisdiction shall not impair the operation of or effect those portions of this Agreement which are valid in any other jurisdiction.

         19. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         (a)     If to Secured Party, at

                 Sanders Morris Mundy
                 3100 Texas Commerce Tower
                 Houston, Texas 77002
                 Attn: Michael S. Chadwick

         (b)     If to Debtor, at

                 Watermarc Food Management Co.
                 10777 Westheimer, Suite 1030
                 Houston, Texas 77042-3498
                 Attention: Joan Payton

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         20. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         21. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

         22. Further Assurances. Debtor agrees that at any time and from time to time, upon the written request of Secured Party, Debtor will execute and deliver such further documents and do such further acts and things as Secured Party may reasonably request in order to effect the purposes of this Agreement.

                 IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the date first written above.

                                        WATERMARC FOOD MANAGEMENT CO.

                                        By:
                                           -------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                   SCHEDULE I

DEBTOR                                             PLEDGED SHARES

Watermarc Food Management Co.                     47,500 shares of Common
                                                  Stock, $.01 par value, of
                                                  Marco's Mexican Restaurants,
                                                  Inc., a Texas corporation,
                                                  evidenced by the certificate
                                                  heretofore delivered to
                                                  Secured Party.

                                   EXHIBIT A

                                Secured Parties

Don A. Sanders
Ghulam M. Bombaywala
Atlantis Software Company Employee Profit Sharing Plan
Philip M. Mount
John I. Mundy
Katherine U. Sanders
Ben T. Morris
Quinlan Quiros Schnitzer
Neil Lande, Custodian for Lynne Lande,
  Stephen Lande, Sara Lande, and
  Caroline Lande
John E. Drury
George L. Ball
John M. O'Quinn
J-All Partnership
Nolan Ryan
Roger P. Lindstedt
Ray C. Childress
Kara S. Childress
Morton A. Cohn
Michael S. Chadwick
c/o Sanders Morris Mundy Inc.
3100 Texas Commerce Tower
600 Travis
Houston, Texas 77002